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                                                                   Exhibit 3(i)

                                     CHARTER

                                       OF

                              COVENTRY CORPORATION


     The undersigned natural person, having capacity to contract, and acting as the Incorporator of a corporation under the Tennessee Business Corporation Act, adopts the following Charter for Coventry Corporation (the "Company"):


                                   ARTICLE I.

                                      NAME

     The name of the Company is Coventry Corporation.


                                   ARTICLE II.

                  PRINCIPAL OFFICE; REGISTERED OFFICE AND AGENT

     1. The street address of the Company's principal office is:

                  53 Century Boulevard, Suite 250
                  Nashville, Tennessee 37214
                  County of Davidson

     2. The street address of the Company's initial registered office in the State of Tennessee is:

                  53 Century Boulevard, Suite 250
                  Nashville, Tennessee 37214
                  County of Davidson

     3. The name of the Company's initial registered agent in the State of Tennessee is Allen F. Wise.


                                  ARTICLE III.

                                     PURPOSE

     The Company is organized for profit. The purpose of the Company is to engage in any lawful act or activity for which corporations may now or hereafter be organized under the Tennessee Business Corporation Act, as amended from time to time.



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                                   ARTICLE IV.

                                      STOCK

     The total number of shares of stock which the Company shall have authority to issue is 100,000,000 shares of Common Stock, par value of $0.01 per share (the "Common Stock").

     The shareholders of the Company shall not have preemptive rights.

     The designation, powers, preferences and rights, and the qualifications, limitations and restrictions thereof in respect of shares of Common Stock are as follows:

     1. Voting Rights. Except as set forth herein or otherwise required by law, each outstanding share of Common Stock shall be entitled to vote on each matter on which the stockholder of the Company shall be entitled to vote, and each holder of Common Stock shall be entitled to one vote for each share of such stock held by such holder.

     2. Dividends. The Board of Directors of the Company may cause dividends or other distributions to be paid to holders of shares of Common Stock out of funds legally available therefor.


                                   ARTICLE V.
                               BOARD OF DIRECTORS

     1. Former Employees or Officers as Directors. The Board of Directors of the Company shall at all times contain a majority of members who are not present or former officers or employees of the Company or any subsidiary of the Company and are not members of the immediate family of, controlled by, or under common control with any such officers or employee.

     2. Power to Adopt, Amend or Repeal Bylaws. The Board of Directors shall have the power to adopt, amend or repeal the bylaws of the Company.

     3. Number, Election and Term. The number of directors shall be a number (not less than three) as fixed from time to time by the affirmative vote of a majority of the entire Board of Directors. The directors shall be divided into three classes, designated Class I, Class II and Class III. All classes shall be as nearly equal in number as possible. The term of the initial Class I Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1998. The term of the initial Class II Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1999. The term of the initial Class III Directors shall expire on the date of the annual meeting of the shareholders of the Company to be held in 1997. At each annual meeting of the stockholders of the Company, the successors of the class of directors whose term expires at that meeting shall be elected to hold


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office for a term expiring at the annual meeting of shareholders held in the third year following the year of their election. Each director shall hold office until the expiration of his or her term and until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. If the number of directors is changed, any newly created directorships or any decrease in directorships shall be so apportioned among the classes so as to make all classes as nearly equal as possible. Election of directors need not be by ballot unless the bylaws of the Company so provide.

     4. Newly Created Directorships and Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors is present. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the class of directors in which the new directorship was created or the vacancy occurred and until such director's successor shall have been elected and qualified. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

     5. Removal. Any director may be removed from office for cause by the affirmative vote of the holders of a majority of the combined voting power of the then outstanding shares of stock entitled to vote generally in the election of directors, voting together as a single class; provided, however, a director may be removed "for cause" only upon a finding that (i) the director engaged in fraudulent or dishonest conduct, or gross abuse of authority or discretion, with respect to the Company, and (ii) removal is in the best interests of the Company. Any director may be removed from office for any reason other than cause only upon the affirmative vote of the holders of not less than two-thirds (2/3) of the outstanding shares of capital stock of the Company entitled to vote thereon.

     6. Special Meetings of Shareholders. Special Meetings of shareholders may be called by the holders of not less than 50% of all shares entitled to vote at the meeting, or by the Chief Executive Officer, the President or the Board of Directors.

     7. Amendment or Repeal of this Article V. Notwithstanding anything contained in this Charter to the contrary, the affirmative vote of the holders of at least 75 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal any provision of this Article V.



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                                   ARTICLE VI.
                                 INDEMNIFICATION

     To the fullest extent permitted by the Tennessee Business Corporation Act, as amended from time to time, a person who is or was a director, officer, employee or agent of the Company shall not be liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, officer, employee or agent and shall be indemnified against any liability or expense incurred by reason of the fact that such person is or was a director, officer, employee or agent of the Company, if such person acted in good faith and in, or not opposed to, the best interests of the Company, and, with respect to any criminal action, had no reasonable cause to believe his conduct was unlawful. Notwithstanding anything contained in this Charter to the contrary, the affirmative vote of the holders of at least 75 percent of the voting power of all shares of stock entitled to vote generally in the election of directors, voting together as a single class, shall be required to alter, amend, adopt any provision inconsistent with, or repeal this Article VI.


                                  ARTICLE VII.
                                    AMENDMENT

     The Company reserves the right to amend this Charter in any manner permitted by the Tennessee Business Corporation Act, as amended from time to time, and not inconsistent herewith, and all rights and powers conferred herein on shareholders, directors and officers, if any, are subject to this reserved power.


DATED: April 14, 1997

                                         /s/ N. KATHRYN SEVIER
                                         ---------------------------------------
                                             N. KATHRYN SEVIER, INCORPORATOR



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